EXHIBIT 99.1

FOR IMMEDIATE RELEASE                                                                                                                                             May 12, 2015

TANDY LEATHER FACTORY REPORTS 1ST QUARTER 2015 EARNINGS DOWN 22%
Sales up 5%, Gross Profit Margin Down due to Increase in Leather Sales

FORT WORTH, TEXAS – Tandy Leather Factory, Inc. (NASDAQ: TLF) today reported financial results for the first quarter of 2015.  Net income for the quarter ended March 31, 2015 was $1.4 million, down 22% from net income in the first quarter of 2014 of $1.9 million.  Fully-diluted earnings per share for the quarter were $0.14 in the current quarter, compared to $0.18 in last year’s first quarter, down 22%.  Total sales for the first quarter were $20.8 million, an increase of 5% compared to 2014’s first quarter sales of $19.8 million.

Sales from the Retail Leathercraft division, consisting of the Tandy Leather store chain, increased $1.2 million in the first quarter, up 10% from last year's first quarter sales.  The store chain consisted of eighty two stores as of March 31, 2015, with two new stores added since March 31, 2014.  First quarter sales for the Wholesale Leathercraft division decreased $99,000 or 1% from the same quarter last year.  Inside the Wholesale Leathercraft division, the stores’ sales were up 1/2% while National Account sales, which were eliminated in April 2014, were down 100%.  International Leathercraft, consisting of stores in the United Kingdom, Australia and Spain, added sales of $954,000 for the quarter, a 10% decrease over last year’s first quarter sales of $1.1 million.

Consolidated gross profit margin decreased from 64% in the first quarter of 2014 to 61% in the first quarter of 2015.  Operating expenses increased $445,000 in the first quarter of 2015 to $10.2 million compared to $9.7 million in the first quarter of 2014, decreasing slightly as a percentage of sales from 49.1% in 2014 to 49.0% in 2015.  Compared to the first quarter of 2014, employee compensation and advertising/marketing expense were the primary contributors to the operating expense increase, followed by rent and utilities expenses, and depreciation.

Jon Thompson, Chief Executive Officer and President, commented, “The quarter has been a challenging one, but our results were not unexpected.  As we have stated numerous times, gross profit margin fluctuation is primarily the result of two things:  the mix of leather and non-leather product sold, and the ratio of retail and wholesale sales made.  Each can have a positive or negative impact on margins. Leather is the lowest margin item we sell and we sold significantly more leather this quarter compared to a year ago.  While we want to be a leading supplier of leather to our customers, we need to sell our non-leather products to help support margins. We were not impacted in the fourth quarter of 2014 by the West Coast port slow down due to our high inventory levels at that time, but we have been affected in this first quarter.  Deliveries have been significantly delayed and therefore, we didn’t have many of our non-leather products to sell consistently throughout the quarter.”

Shannon L. Greene, Chief Financial Officer, added, “We are still battling the foreign currency headwinds which contributed negatively to our results. If the exchange rates this year had matched last year’s rates, our International Leathercraft segment would have reported a 3% sales increase, rather than a 10% decline.  Further, our consolidated gross profit would have been up $91,000, rather than down $133,000.  Our investment in inventory is down $2.5 million from year-end – partly due to the West Coast port issue – but will begin to build as we move through the second quarter.”

Tandy Leather Factory, Inc., (http://www.tandyleatherfactory.com), headquartered in Fort Worth, Texas, is a specialty retailer and wholesale distributor of a broad product line including leather, leatherworking tools, buckles and adornments for belts, leather dyes and finishes, saddle and tack hardware, and do-it-yourself kits. The Company distributes its products through its 28 Leather Factory stores, located in 18 states and 3 Canadian provinces, 82 Tandy Leather retail stores, located in 37 states and 6 Canadian provinces, and three combination wholesale/retail stores located in the United Kingdom, Australia and Spain.  Its common stock trades on the Nasdaq with the symbol "TLF".  To be included on Tandy Leather Factory’s email distribution list, go to http://www.b2i.us/irpass.asp?BzID=1625&to=ea&s=0.

Contact:	Shannon L. Greene, Tandy Leather Factory, Inc.	(817) 872-3200 or shannon.greene@tandyleather.com
	Mark Gilbert, Magellan Fin, LLC	(317) 867-2839 or MGilbert@MagellanFin.com

This news release may contain statements regarding future events, occurrences, circumstances, activities, performance, outcomes and results that are considered “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Actual results and events may differ from those projected as a result of certain risks and uncertainties. These risks and uncertainties include but are not limited to: changes in general economic conditions, negative trends in general consumer-spending levels, failure to realize the anticipated benefits of opening retail stores; availability of hides and leathers and resultant price fluctuations; change in customer preferences for our product, and other factors disclosed in our filings with the Securities and Exchange Commission.  These forward-looking statements are made only as of the date hereof, and except as required by law, we do not intend to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Selected financial data:

	Quarter Ended 03/31/15		Quarter Ended 03/31/14
	Sales	Income from Operations	Sales	Income from Operations
Wholesale Leathercraft	$6,725,304	$951,855	$6,823,968	$1,372,637
Retail Leathercraft	13,109,413	1,403,452	11,956,354	1,472,703
International Leathercraft	954,047	33,574	1,058,144	121,323
Total Operations	$20,788,764	$2,388,881	$19,838,466	$2,966,663

Wholesale Leathercraft	Quarter Ended 03/31/15		Quarter Ended 03/31/14
	# of stores	Sales	# of stores	Sales
Same store sales	28	$6,725,304	28	$6,353,531
Closed store sales	-	-	1	127,590
National account group	n/a	-	n/a	342,847
Total Sales – Wholesale Leathercraft		$6,725,304		$6,823,968

Retail Leathercraft	Quarter Ended 03/31/15		Quarter Ended 03/31/14
	# of stores	Sales	# of stores	Sales
Same store sales	79	$12,829,124	79	$11,916,631
New store sales	3	280,289	1	39,723
Total Sales – Retail Leathercraft		$13,109,413		$11,956,354

International Leathercraft	Quarter Ended 03/31/15		Quarter Ended 03/31/14
	# of stores	Sales	# of stores	Sales
Same store sales	3	$954,047	3	$1,058,144
New store sales	-	-	-	-
Total Sales – International Leathercraft		$954,047		$1,058,144

TANDY LEATHER FACTORY, INC.
CONSOLIDATED BALANCE SHEETS

	March 31, 2015 (unaudited)	December 31, 2014 (audited)
ASSETS
CURRENT ASSETS:
Cash	$9,928,649	$10,636,530
Accounts receivable-trade, net of allowance for doubtful accounts
of $370 and $395 in 2015 and 2014, respectively	664,149	625,054
Inventory	30,407,882	32,875,492
Prepaid income taxes	-	336,828
Deferred income taxes	302,571	371,491
Prepaid expenses	1,472,133	1,348,652
Other current assets	113,870	157,758
Total current assets	42,889,254	46,351,805

PROPERTY AND EQUIPMENT, at cost	22,724,155	22,199,943
Less accumulated depreciation and amortization	(7,312,549)	(7,037,665)
	15,411,606	15,162,278

GOODWILL	962,091	971,786
OTHER INTANGIBLES, net of accumulated amortization of approximately
$674,000 and $665,000 in 2015 and 2014, respectively	46,748	58,026
OTHER assets	327,635	329,979
TOTAL ASSETS	$59,637,334	$62,873,874

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable-trade	$1,742,070	$1,255,218
Accrued expenses and other liabilities	4,297,326	5,394,514
Income taxes payable	86,575	-
Current maturities of long-term debt	202,500	3,702,500
Total current liabilities	6,328,471	10,352,232

DEFERRED INCOME TAXES	1,456,916	1,458,005

LONG-TERM DEBT, net of current maturities	1,890,000	1,940,625

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY:
Preferred stock, $0.10 par value; 20,000,000 shares authorized;
none issued or outstanding; attributes to be determined on issuance	-	-
Common stock, $0.0024 par value; 25,000,000 shares authorized;
11,275,641 and 11,239,157 shares issued at 2015 and 2014, respectively;
10,282,018 and 10,245,534 shares outstanding at 2015 and 2014	27,072	26,984
Paid-in capital	6,052,221	6,013,325
Retained earnings	48,109,236	46,664,829
Treasury stock at cost (993,623 shares at 2015 and 2014)	(2,894,068)	(2,894,068)
Accumulated other comprehensive income	(1,332,514)	(688,058)
Total stockholders’ equity	49,961,947	49,123,012
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$59,637,334	$62,873,874

TANDY LEATHER FACTORY, INC.
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)
FOR THE THREE MONTHS ENDED MARCH 31, 2015 and 2014

	2015	2014

NET SALES	$20,788,764	$19,838,466
COST OF SALES	8,205,836	7,122,743
Gross profit	12,582,928	12,715,723

OPERATING EXPENSES	10,194,047	9,749,060
INCOME FROM OPERATIONS	2,388,881	2,966,663

OTHER (INCOME) EXPENSE:
Interest expense	44,163	45,828
Other, net	(19,873)	(1,344)
Total other (income) expense	24,290	44,484

INCOME BEFORE INCOME TAXES	2,364,591	2,922,179

PROVISION FOR INCOME TAXES	920,184	1,067,767

NET INCOME	$1,444,407	$1,854,412

NET INCOME PER COMMON SHARE:
BASIC	$0.14	$0.18
DILUTED	$0.14	$0.18

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING:
BASIC	10,211,333	10,198,733
DILUTED	10,241,096	10,239,505

TANDY LEATHER FACTORY, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
FOR THE THREE MONTHS ENDED MARCH 31, 2015 AND 2014

	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$1,444,407	$1,854,412
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	383,936	346,555
Loss on disposal or abandonment of assets	5,804	3,600
Non-cash stock-based compensation	29,064	-
Deferred income taxes	67,831	(58,670)
Foreign currency translation	(585,107)	(124,726)
Net changes in assets and liabilities:
Accounts receivable-trade, net	(39,095)	(124,239)
Inventory	2,467,610	(4,231,692)
Prepaid expenses	(123,481)	(30,478)
Other current assets	43,888	318,050
Accounts payable-trade	486,852	843,414
Accrued expenses and other liabilities	(1,097,188)	(578,676)
Income taxes payable	423,403	332,579
Total adjustments	2,063,517	(3,304,283)
Net cash provided by (used in) operating activities	3,507,924	(1,449,871)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(677,444)	(641,282)
Decrease in other assets	2,344	9,014
Net cash used in investing activities	(675,100)	(632,268)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net decrease in revolving credit loans	(3,500,000)	-
Payments on notes payable and long-term debt	(50,625)	(50,625)
Proceeds from issuance of common stock	9,920	-
Net cash used in financing activities	(3,540,705)	(50,625)

NET DECREASE IN CASH	(707,881)	(2,132,764)

CASH, beginning of period	10,636,530	11,082,679

CASH, end of period	$9,928,649	$8,949,915

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Interest paid during the period	$44,163	$45,828
Income tax paid during the period, net of (refunds)	$379,690	$791,137